UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2010
Stamps.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12959 Coral Tree Place, Los Angeles, CA		90066-7020
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:       (310) 482-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2010, Stamps.com Inc. (the “Company”) held its annual meeting of shareholders in Los Angeles, California (“Annual Meeting”). As of April 22, 2010, the Company’s record date, there were a total of 14,287,786 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 13,568,293 shares of common stock were represented in person or by proxy and, therefore, a quorum was present.

The shareholders of the Company voted on the following items at the Annual Meeting:

1.           To elect one director to hold office until the 2013 Annual Meeting of Stockholders;

2.           To approve the Stamps.com Inc. 2010 Equity Incentive Plan; and

3.           To ratify the appointment of Ernst & Young LLP as our independent auditors for 2010.

Votes regarding the election of the director nominees were as follows:

Nominee	For	Withheld	Broker Non-Votes
Mohan Ananda	7,177,442	4,821,287	1,569,564

Based on the votes set forth above, the director nominee was duly elected.

The proposal to approve the Stamps.com Inc. 2010 Equity Incentive Plan received the following votes:

For	Against	Abstain	Broker Non-Votes
8,333,676	3,648,566	16,487	1,569,564

Based on the votes set forth above, the Stamps.com Inc. 2010 Equity Incentive Plan was duly approved.

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2010 received the following votes:

For	Against	Abstain	Broker Non-Votes
13,536,303	25,383	6,607	—

Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2010 was duly ratified.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc.
(Registrant)

June 21, 2010	By:	/s/ Kenneth McBride
Date		(Signature)

Kenneth McBride, Chief Executive Officer